EXHIBIT 99.1
                                                                    ------------


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                                  APRIL 23, 2003

                                     Contacts: Melanie J. Dressel, President and
                                                         Chief Executive Officer
                                                                  (253) 305-1911

                                     Gary R. Schminkey, Executive Vice President
                                                     and Chief Financial Officer
                                                                  (253) 305-1966


                      COLUMBIA BANKING SYSTEM REPORTS SOLID
                           FIRST QUARTER 2003 EARNINGS
HIGHLIGHTS:

     o FIRST QUARTER EARNINGS $4.4 MILLION, UP FROM A LOSS OF $428,000 IN 1ST QUARTER 2002.
     o    HIGHEST FIRST QUARTER EARNINGS IN COLUMBIA'S HISTORY.
     o DILUTED 1ST QUARTER EARNINGS PER SHARE OF $0.33, UP FROM A LOSS OF $0.03 IN 1ST QUARTER 2002.
     o ALLOWANCE FOR LOAN LOSSES INCREASED TO 1.68% OF TOTAL LOANS, UP FROM 1.63% AT YEAR-END 2002 AND 1.30% AT MARCH 31, 2002.
     o TOTAL NONINTEREST INCOME UP 37%; TOTAL NONINTEREST EXPENSE UNCHANGED COMPARED WITH 1ST QUARTER 2002.
     o    ROE AND ROA IMPROVE TO 13.30% AND 1.07%, RESPECTIVELY, IN 1ST QUARTER
          2003.
     o FIRST QUARTER 2003 EFFICIENCY RATIO OF 63.48%, IMPROVED FROM 69.78% FOR 1ST QUARTER 2002.


          TACOMA, WASHINGTON---Columbia Banking System, Inc. (Nasdaq: COLB) today announced earnings for the first quarter 2003 of $4.4 million, up from a loss of $428,000 in the first quarter of 2002. For the same periods, earnings per share increased to $0.33 per diluted share, from a loss of $(0.03) per diluted share. Return on average assets and return on average equity for the first quarter 2003 were 1.07% and 13.30%, respectively, compared to (0.11)% and (1.43)%, respectively, for the prior year. The provision for loan losses was $1.6 million for the first quarter of 2003, compared to $7.1 million for the first quarter of 2002 and $2.7 million for the fourth quarter of 2002. The provision for loan losses in the first quarter of 2002 included an additional $5.3 million for a now concluded single substantial credit relationship.

          Melanie Dressel, President and Chief Executive Officer stated, "We are pleased to see improved profitability for the first quarter of 2003, in a challenging economic environment. We are also pleased that while Columbia has historically experienced our highest expenses in the first quarter of each year, our first quarter earnings per share matched those of the prior quarter for the first time as we took measures to slow expense growth and improve noninterest income."

          Ms. Dressel continued, "Our trend of improving earnings is the result of better efficiencies, lower contributions to our loan loss allowance, and continued commitment to exceptional customer service. Columbia bankers continue to work as a team to improve profitability and loan quality, and we've seen the results of our efforts this quarter as well as the latter part of last year. We continue to see relatively soft loan demand, as businesses appear to be hesitant to make capital investments in this unpredictable economic environment. However, we continue to be focused on increasing market share in all of our communities by providing the best possible customer service and competitive products through various delivery channels."

          At March 31, 2003, Columbia's total assets were $1.8 billion, an increase of 10% from $1.6 billion at March 31, 2002. Total loans were $1.1 billion at March 31, 2003, down 2% from March 31, 2002, and total securities rose to $426.1 million for the first quarter of 2003, an increase of 66% from the prior year. Total deposits increased 14% from March 31, 2002, ending at $1.5 billion at March 31, 2003. Core deposits increased $148 million, or 17%, for the first quarter 2003 compared with 2002.


FIRST QUARTER 2003 OPERATING RESULTS

NET INTEREST INCOME

          Net interest income increased $463,000, or 3%, in the first quarter 2003 compared to the first quarter 2002 due to a lower cost of funds and increased core deposits. The Company's net interest margin decreased to 4.37% in the first quarter 2003, compared with 4.54% in the first quarter 2002. The net interest margin was impacted by a 50 basis point decrease in the prime rate in the fourth quarter 2002.

          Average interest-earning assets increased to $1.52 billion, or 7%, during the first quarter of 2003, compared with $1.42 billion at the end of the first quarter 2002. The yield on average interest-earning assets decreased 80 basis points to 5.91% at March 31, 2003, from 6.71% at March 31, 2002. Average interest-bearing liabilities increased 6% to $1.24 billion. The cost of average interest-bearing liabilities decreased 74 basis points to 1.88% in the first quarter of 2003, compared to 2.62% in the first quarter of 2002.

NONPERFORMING ASSETS AND LOAN LOSS PROVISION

          The Company's provision for loan losses was $1.6 million for first quarter 2003, compared with $7.1 million for first quarter 2002. For the quarters ended March 31, 2003 and 2002, net loan charge-offs amounted to $1.5 and $6.6 million, respectively. The first quarter 2002 charge-offs included $5.3 million in connection with the now concluded problem credit relationship with a single borrower, initially reported in early 2001.

          The allowance for loan losses had a net increase of $4.0 million, to $19.3 million as compared to quarter-end a year ago. The allowance for loan losses as a percentage of loans (excluding loans held for sale at each date) improved to 1.68% at March 31, 2003 as compared to 1.30% of loans at March 31, 2002, and 1.63% at year-end 2002. At quarter-end, the allowance for loan losses to nonperforming loans was 181% compared to 63% at March 31, 2002. Ms. Dressel said, "In light of the current economy, we are taking a conservative approach. We will continue to add to our loan loss allowance as we feel is prudent to ensure we maintain adequate reserves."

NONINTEREST INCOME

          Total noninterest income increased $1.5 million, or 37%, from a year ago. The increases in noninterest income during the first quarter of 2003 as compared to first quarter 2002 were in residential mortgage loan originations resulting from the effect of lower long-term interest rates, service charges and other fees resulting from the growth in core deposits, and merchant services income.

NONINTEREST EXPENSE

          The Company's emphasis on expense control is reflected in the total for noninterest expense, which was unchanged at $13.7 million at both March 31, 2003 and March 31, 2002. Noninterest expense increased by $359,000, or 2.7%, from the fourth quarter of 2002. This increase was due to a gain on Real Estate Owned, which decreased total noninterest expense by $372,000 for the fourth quarter of 2002. Excluding this fourth quarter gain, noninterest expense for first quarter 2003 was unchanged.

          The Company's efficiency ratio improved to 63.48% for the first quarter 2003 compared with 69.78% percent for the same period in 2002. The first quarter 2003 efficiency ratio was up from 61.66% in the fourth quarter of 2002. This increase in the efficiency ratio from fourth quarter 2002 was due to a decline in revenue from the full effect of the 50 basis point drop in the prime rate during the fourth quarter of last year. In addition, decreases in revenue from service charges on deposit accounts and mortgage banking in the first quarter of 2003 also contributed to the increase in this efficiency ratio. Ms. Dressel noted, "We continue to challenge ourselves to operate more efficiently and effectively, while still keeping in mind our core value of customer service."

          Columbia Banking System, Inc. is a Tacoma-based bank holding company whose wholly owned bank subsidiary is Columbia Bank, a Washington state-chartered full-service commercial bank with 36 banking offices in Pierce, King, Cowlitz, Kitsap and Thurston counties. Columbia's stock trades on the Nasdaq Stock MarketSM under the symbol COLB. Columbia Banking System's Annual Meeting of Shareholders will be held at 1:00 PDT on April 23, 2003 at the Sheraton Tacoma Hotel, 1320 Broadway Plaza, Tacoma, Washington.


                                       ###



                    Note Regarding Forward Looking Statements

THIS NEWS RELEASE INCLUDES FORWARD LOOKING STATEMENTS, WHICH MANAGEMENT BELIEVES ARE A BENEFIT TO SHAREHOLDERS. THESE FORWARD LOOKING STATEMENTS DESCRIBE COLUMBIA'S MANAGEMENT'S EXPECTATIONS REGARDING FUTURE EVENTS AND DEVELOPMENTS SUCH AS FUTURE OPERATING RESULTS, GROWTH IN LOANS AND DEPOSITS, CONTINUED SUCCESS OF COLUMBIA'S STYLE OF BANKING AND THE STRENGTH OF THE LOCAL ECONOMY. THE WORDS "WILL," "BELIEVE," "EXPECT," "SHOULD," AND "ANTICIPATE" AND WORDS OF SIMILAR CONSTRUCTION ARE INTENDED IN PART TO HELP IDENTIFY FORWARD LOOKING STATEMENTS. FUTURE EVENTS ARE DIFFICULT TO PREDICT, AND THE EXPECTATIONS DESCRIBED ABOVE ARE NECESSARILY SUBJECT TO RISK AND UNCERTAINTY THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY AND ADVERSELY. IN ADDITION TO DISCUSSIONS ABOUT RISKS AND UNCERTAINTIES SET FORTH FROM TIME TO TIME IN COLUMBIA'S FILINGS WITH THE SEC, FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) LOCAL, NATIONAL AND INTERNATIONAL ECONOMIC CONDITIONS ARE LESS FAVORABLE THAN EXPECTED OR HAVE A MORE DIRECT AND PRONOUNCED EFFECT ON COLUMBIA THAN EXPECTED AND ADVERSELY AFFECT COLUMBIA'S ABILITY TO CONTINUE ITS INTERNAL GROWTH AT HISTORICAL RATES AND MAINTAIN THE QUALITY OF ITS EARNING ASSETS; (2) CHANGES IN INTEREST RATES REDUCE INTEREST MARGINS MORE THAN EXPECTED AND NEGATIVELY AFFECT FUNDING SOURCES; (3) PROJECTED BUSINESS INCREASES FOLLOWING STRATEGIC EXPANSION OR OPENING OR ACQUIRING NEW BRANCHES ARE LOWER THAN EXPECTED; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF ACQUISITIONS ARE GREATER THAN EXPECTED; (5) COMPETITIVE PRESSURE AMONG FINANCIAL INSTITUTIONS INCREASES SIGNIFICANTLY; (6) LEGISLATION OR REGULATORY REQUIREMENTS OR CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH COLUMBIA IS ENGAGED.

COLUMBIA BANKING SYSTEM, INC.
FINANCIAL STATISTICS
UNAUDITED
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED MARCH 31,
                                                   ------------------------------
                                                       2003              2002
                                                   ------------      ------------
EARNINGS
--------
  Net interest income                              $     16,019      $     15,556
  Provision for loan loss                                 1,600             7,065
  Noninterest income                                      5,553             4,067
  Noninterest expense                                    13,694            13,693
  Net income (loss)                                       4,431              (428)

PER SHARE*
----------
  Net income (loss) [basic]*                       $       0.33      $      (0.03)
  Net income (loss) [diluted]*                             0.33             (0.03)

AVERAGES
--------
  Total assets                                     $  1,673,047      $  1,547,266
  Interest-earning assets                             1,520,782         1,416,947
  Loans                                               1,175,935         1,193,656
  Securities                                            335,432           212,956
  Deposits                                            1,448,203         1,291,455
  Core deposits                                         956,909           835,658
  Shareholders' Equity                                  135,160           121,402

FINANCIAL RATIOS
----------------
  Return on average assets                                 1.07%            (0.11)%
  Return on average equity                                13.30             (1.43)
  Net interest margin                                      4.37              4.54
  Efficiency ratio                                        63.48             69.78
  Average equity to average assets                         8.08              7.85

                                                     MARCH 31          MARCH 31         DECEMBER 31
PERIOD END                                             2003              2002              2002
----------                                         ------------      ------------      ------------
  Total assets                                     $  1,758,587      $  1,593,698      $  1,699,613
  Loans                                               1,146,527         1,171,192         1,175,853
  Allowance for loan losses                              19,272            15,226            19,171
  Securities                                            426,088           255,914           337,412
  Deposits                                            1,489,039         1,309,765         1,487,153
  Core deposits                                       1,006,121           857,870           980,709
  Shareholders' equity                                  137,594           117,980           132,384

Book value per share*                                     10.32              8.90              9.95

NONPERFORMING ASSETS
--------------------
  Nonaccrual loans                                 $     10,532      $     23,849      $     16,918
  Restructured loans                                        130               425               187
  Personal property owned                                   836                                 916
  Real estate owned                                       2,500               276               130
                                                   ------------      ------------      ------------
    Total nonperforming assets                     $     13,998      $     24,550      $     18,151

Nonperforming loans to period-end loans                    0.93%             2.07%             1.45%
Nonperforming assets to period-end assets                  0.80              1.54              1.07
Allowance for loan losses to period-end loans              1.68              1.30              1.63
Allowance for loan losses to nonperforming loans         180.75             62.73            112.08

Net loan charge-offs                               $      1,499(1)   $      6,573(2)   $     11,343(3)

(1)  For the three months ended March 31, 2003.
(2)  For the three months ended March 31, 2002.
(3)  For the twelve months ended December 31, 2002.

COLUMBIA BANKING SYSTEM, INC.
QUARTERLY FINANCIAL STATISTICS
UNAUDITED
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                 THREE MONTHS ENDED
                                                  --------------------------------------------------------------------------------
                                                     MAR 31           DEC 31           SEPT 30         JUNE 30           MAR 31
                                                      2003             2002             2002             2002             2002
                                                  ------------     ------------     ------------     ------------     ------------
EARNINGS
--------
  Net interest income                             $     16,019     $     16,587     $     16,219     $     15,927     $     15,556
  Provision for loan loss                                1,600            2,700            4,035            1,980            7,065
  Noninterest income                                     5,553            5,858            5,508            4,617            4,067
  Noninterest expense                                   13,694           13,335           12,473           14,152           13,693
  Net income (loss)                                      4,431            4,472            3,687            3,154             (428)

PER SHARE*
----------
  Net income (loss) [basic]*                              0.33             0.34             0.28             0.24            (0.03)
  Net income (loss) [diluted]*                            0.33             0.33             0.28             0.24            (0.03)

AVERAGES
--------
  Total assets                                       1,673,047        1,668,848        1,607,831        1,578,889        1,547,266
  Interest-earning assets                            1,520,782        1,518,118        1,451,499        1,430,752        1,416,947
  Loans                                              1,175,935        1,186,886        1,178,493        1,176,788        1,193,656
  Securities                                           335,432          280,358          242,844          251,125          212,956
  Deposits                                           1,448,203        1,454,955        1,378,396        1,317,080        1,291,455
  Core deposits                                        956,909          951,165          893,548          858,297          835,658
  Shareholders' Equity                                 135,160          129,137          125,421          120,324          121,402

FINANCIAL RATIOS
----------------
  Return on average assets                                1.07%            1.06%            0.91%            0.80%           (0.11)%
  Return on average equity                               13.30%           13.74%           11.66%           10.51%           (1.43)%
  Net interest margin                                     4.37%            4.42%            4.52%            4.54%            4.54 %
  Efficiency ratio                                       63.48%           61.66%           63.52%           69.68%           69.78 %
  Average equity to average assets                        8.08%            7.74%            7.80%            7.62%            7.85 %

PERIOD END
----------
  Total assets                                       1,758,587        1,699,613        1,661,370        1,590,862        1,593,698
  Loans                                              1,146,527        1,175,853        1,167,633        1,160,847        1,171,192
  Allowance for loan losses                             19,272           19,171           18,426           15,767           15,226
  Securities                                           426,088          337,412          253,114          242,077          255,914
  Deposits                                           1,489,039        1,487,153        1,437,728        1,346,199        1,309,765
  Core deposits                                      1,006,121          980,709          945,502          881,013          857,870
  Shareholders' equity                                 137,594          132,384          127,699          122,990          117,980

Book value per share*                                    10.32             9.95             9.63             9.27             8.90

NONPERFORMING ASSETS
--------------------
  Nonaccrual loans                                      10,532           16,918           15,027           15,956           23,849
  Restructured loans                                       130              187              425              425              425
  Personal property owned                                  836              916            1,148            1,275
  Real estate owned                                      2,500              130            4,681            6,668              276
                                                  ------------     ------------     ------------     ------------     ------------
    Total nonperforming assets                          13,998           18,151           21,281           24,324           24,550

Nonperforming loans to period-end loans                   0.93%            1.45%            1.32%            1.41%            2.07%
Nonperforming assets to period-end assets                 0.80%            1.07%            1.28%            1.53%            1.54%
Allowance for loan losses to period-end loans             1.68%            1.63%            1.58%            1.36%            1.30%
Allowance for loan losses to nonperforming loans        180.75%          112.08%          119.25%           96.25%           62.73%

Net loan charge-offs                                     1,499            1,955            1,376            1,439            6,573

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
COLUMBIA BANKING SYSTEM, INC.
UNAUDITED

                                                          THREE MONTHS ENDED MARCH 31,
                                                          ---------------------------
(IN THOUSANDS EXCEPT PER SHARE)                              2003             2002
-------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                     $   18,612       $   20,479
Securities available for sale                                  3,097            2,572
Securities held to maturity                                       44               59
Deposits with banks                                               27               43
-----------------------------------------------------     ----------       ----------
  Total interest income                                       21,780           23,153

INTEREST EXPENSE
Deposits                                                       5,206            6,715
Federal Home Loan Bank advances                                  277              572
Trust preferred obligations                                      278              310
-----------------------------------------------------     ----------       ----------
  Total interest expense                                       5,761            7,597
-----------------------------------------------------     ----------       ----------

NET INTEREST INCOME                                           16,019           15,556
Provision for loan losses                                      1,600            7,065
-----------------------------------------------------     ----------       ----------
  Net interest income after provision for loan losses         14,419            8,491

NONINTEREST INCOME
Service charges and other fees                                 2,395            1,942
Mortgage banking                                               1,081              596
Merchant services fees                                         1,291            1,046
Bank owned life insurance (BOLI)                                 398              230
Other                                                            388              253
-----------------------------------------------------     ----------       ----------
  Total noninterest income                                     5,553            4,067

NONINTEREST EXPENSE
Compensation and employee benefits                             7,172            7,289
Occupancy                                                      2,187            1,967
Merchant processing                                              496              417
Advertising and promotion                                        507              676
Data processing                                                  449              461
Legal and professional services                                  514              410
Taxes, licenses & fees                                           450              428
Gains on, and net cost of, real estate owned                      (5)             (27)
Other                                                          1,924            2,072
-----------------------------------------------------     ----------       ----------
  Total noninterest expense                                   13,694           13,693

Income before income taxes                                     6,278           (1,135)
Provision for income taxes                                     1,847             (707)
-----------------------------------------------------     ----------       ----------
NET INCOME                                                $    4,431       $     (428)
=====================================================     ==========       ==========

NET INCOME PER COMMON SHARE:
  Basic                                                   $     0.33       $    (0.03)
  Diluted                                                       0.33            (0.03)

Average number of common shares outstanding                   13,304           13,145
Average number of diluted common shares outstanding           13,415           13,297

CONSOLIDATED CONDENSED BALANCE SHEETS
COLUMBIA BANKING SYSTEM, INC.
UNAUDITED

                                                                     MARCH 31,    DECEMBER 31,
(IN THOUSANDS)                                                         2003           2002
---------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                             $   69,788     $   67,058
Interest-earning deposits with banks                                    14,810         18,425
---------------------------------------------------------------     ----------     ----------
  Total cash and cash equivalents                                       84,598         85,483

Securities available for sale at fair value
  (amortized cost of $408,450 and $320,499 respectively)               410,230        321,513
Securities held to maturity
  (fair value of $6,240 and $6,412 respectively)                         6,023          6,192
Federal Home Loan Bank stock                                             9,835          9,707
Loans held for sale                                                     20,442         22,102
Loans, net of unearned income of $2,752 and $2,625, respectively     1,146,527      1,175,853
  Less: allowance for loan losses                                       19,272         19,171
---------------------------------------------------------------     ----------     ----------
  Loans, net                                                         1,127,255      1,156,682

Interest receivable                                                      7,341          6,710
Premises and equipment, net                                             52,202         52,921
Real estate owned                                                        2,500            130
Other                                                                   38,161         38,173
---------------------------------------------------------------     ----------     ----------
  Total Assets                                                      $1,758,587     $1,699,613
===============================================================     ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing                                                 $  300,540     $  299,862
Interest-bearing                                                     1,188,499      1,187,291
---------------------------------------------------------------     ----------     ----------
  Total deposits                                                     1,489,039      1,487,153

Federal Home Loan Bank advances                                         99,804         46,470
Trust preferred obligations                                             21,449         21,433
Other liabilities                                                       10,701         12,173
---------------------------------------------------------------     ----------     ----------
  Total liabilities                                                  1,620,993      1,567,229


Shareholders' equity:
  Preferred stock (no par value)
    Authorized, 2 million shares; none outstanding


                                       MARCH 31,    DECEMBER 31,
                                         2003           2002
                                      ----------     ----------
Common stock (no par value)
  Authorized shares                       60,032         60,032
  Issued and outstanding                  13,331         13,310        111,310        111,028
  Retained earnings                                                     25,127         20,696
  Accumulated other comprehensive income (loss) -
    Unrealized gains on securities
    available for sale, net of tax                                       1,157            660
---------------------------------------------------------------------------------------------
    Total shareholders' equity                                         137,594        132,384
---------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                          $1,758,587     $1,699,613
=============================================================================================